Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
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Debtors.	)	Jointly Administered
)

NOTICE OF FILING OF PLAN SUPPLEMENT DOCUMENTS

PLEASE TAKE NOTICE that, pursuant to Section 15.07 of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 21, 2005 (as may be amended and/or modified, the “Plan”), filed by the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”), annexed hereto is the Plan Supplement (as defined in the Plan).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan Supplement includes forms of the following Plan Documents to be executed, delivered, assumed and/or performed in connection with the consummation of the Plan on the Effective Date:

1.               Comcast Purchase Agreement (Exhibit A);

2.               TW Purchase Agreement (Exhibit B);

3.               TW Expanded Transaction Letter Agreement (Exhibit C);

4.               Form of New Certificate of Incorporation (Time Warner Cable) (Exhibit D)

5.               Form of New By-laws (Time Warner Cable) (Exhibit E);

6.               Interest Rate Schedule (Exhibit F);

7.               Contingent Value Vehicle Agreement (Exhibit G);

8.               Plan Administrator Agreement (Exhibit H);

9.               Puerto Rico Liquidating Trust Agreement (Exhibit I);

10.         Transaction Escrow Agreement (Exhibit J);

11.         Government Settlement Agreements (Exhibit K);

12.         Schedule of Assumed Rigas Agreements (Schedule 10.01(b)) (Exhibit L);

13.         Schedule of Debtor Group Value (Exhibit M);

14.         Schedule of Assumed Contracts and Leases (Schedule 10.01(a)) (Exhibit N);

15.         Schedule of Persons Not Released Pursuant to Section 12.08(b)(y) of the Plan (Exhibit O);

16.         Form of Amended and Restated Certificate of Incorporation and By-Laws of ACC (Exhibit P); and

17.         Form of Amendment to Subsidiary Certificate of Incorporation (Exhibit Q).

PLEASE TAKE FURTHER NOTICE that the Debtors hereby reserve all rights to amend, revise or supplement any of the documents contained in the Plan Supplement at any time before the Effective Date of the Plan, or any such other date as may be permitted by the Plan or by order of this Court.

PLEASE TAKE FURTHER NOTICE that the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement on the Debtors’ independent website at http://www.adelphia.com.

Dated:	New York, New York
January 9, 2006

WILLKIE FARR & GALLAGHER LLP
Attorneys for Debtors and Debtors in Possession

		By:	/s/ Paul V. Shalhoub
Paul V. Shalhoub (PS-2133)
(A Member of the Firm)

787 Seventh Avenue
New York, New York 10019
(212) 728-8000